Exhibit (i)(8): Consent of Dechert Price & Rhoads, Counsel, with respect
    --------------           to the Investek Fixed Income Trust


[LETTERHEAD]
                                 Law Offices of

                             DECHERT PRICE & RHOADS
                               1775 Eye St., N.W.
                           Washington, DC 20006-2401


                           Telephone: (202) 261-3300
                              Fax: (202) 261-3333



                                   May 2, 2000


Nottingham Investment Trust II
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


Re: Post-Effective Amendment No. 41 to Registration Statement on Form N-1A for Nottingham Investment Trust II ("Trust") (File Nos. 33-37458 and 811-06199)


Dear Sirs and Madams:

                  We hereby consent to the reference in the Trust's Statement of Additional Information to Dechert Price & Rhoads as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 41 to the Trust's Registration Statement.



                                               Very truly yours,

                                               /s/ Dechert Price & Rhoads